Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8, No. 333-85300 pertaining to the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan, as Amended, the Registration Statement on Form S-8, No. 333-61602 pertaining to the American Bank Note Holographics, Inc. 1998 Stock Incentive Plan, as Amended, the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan of American Bank Note Holographics, Inc. and the Registration Statement Form S-8, No. 333-129686 pertaining to the American Bank Note Holographics, Inc. 2005 Stock Incentive Plan of our report dated March 10, 2005, with respect to the statements of operations, stockholders’ equity and cash flows of American Bank Note Holographics, Inc. for the year ended December 31, 2004 and the information for year ended December 31, 2004 included in the related financial statement schedule of American Bank Note Holographics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP

New York, New York

March 26, 2007